UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 21, 2013

NBTY, Inc.

 (Exact name of registrant as specified in charter)

333-172973

(Commission File Number)

DELAWARE	11-2228617
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of principal executive offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 21, 2013, NBTY, Inc. (the “Borrower”), Alphabet Holding Company, Inc., each of the banks and other financial institutions party thereto as lenders, Barclays Bank PLC, as Lead Arranger and Bookrunner (the “Arranger”), and Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”), entered into that certain Third Amendment and Second Refinancing Agreement (the “Third Amendment”) to the Credit Agreement, dated as of October 1, 2010, among the Borrower, Holdings, the Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (as amended pursuant to the First Amendment and Refinancing Agreement dated as of March 1, 2011 and the Second Amendment dated as of October 11, 2012, the “Credit Agreement”) to (i) provide new term loans (the “New Term Loans”) in an aggregate principal amount of $1,507,500,000, the proceeds of which were used to voluntarily repay in full the Borrower’s existing term loans, together with accrued and unpaid interest and a prepayment premium associated therewith and (ii) amend the interest rate margin applicable to the New Term Loans.

Borrowings under the New Term Loans will bear interest at a floating rate which can be, at the Borrower’s option, either (i) Eurodollar rate plus an applicable margin or, (ii) base rate plus an applicable margin, in each case, subject to a Eurodollar rate floor of 1.00% or a base rate floor of 2.00%, as applicable. Pursuant to the Third Amendment, the applicable margin for the New Term Loans is 2.50% per annum for Eurodollar loans and 1.50% per annum for base rate loans. Substantially all other terms are consistent with the existing term loans, including the amortization schedule and maturity dates.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the complete copy of that agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                                                 Exhibits.

10.1                                                                        Third Amendment and Second Refinancing Agreement, dated March 21, 2013, by and among NBTY, Inc. as Borrower, Alphabet Holding Company, Inc., Barclays Bank PLC as Lead Arranger and Bookrunner, Barclays Bank PLC as Administrative Agent, and the banks and other financial institutions party thereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 21, 2013

NBTY, Inc.

By:	/s/ Michael Collins
Michael Collins
Chief Financial Officer